     As filed with the Securities and Exchange Commission on June 8, 2000

                                                       Registration No. 333-____

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT

                                     UNDER

                          THE SECURITIES ACT OF 1933
                           ------------------------

                               WEST MARINE, INC.
              (Exact name of issuer as specified in its charter)

                    Delaware                               77-035-5502
          (State or other jurisdiction                   (I.R.S. employer
        of incorporation or organization)             identification number)

            500 Westridge Drive, Watsonville, California 95076-4100
              (Address of principal executive offices) (Zip Code)

                               WEST MARINE, INC.
                         ASSOCIATES STOCK BUYING PLAN

                           (Full title of the plan)

                                John Edmondson
                     President and Chief Executive Officer
                               West Marine, Inc.
            500 Westridge Drive, Watsonville, California 95076-4100
                    (Name and address of agent for service)

                                (831) 728-2700
         (Telephone number, including area code, of agent for service)

                                   Copy to:

                             John F. Seegal, Esq.
                      Orrick, Herrington & Sutcliffe LLP
                              400 Sansome Street
                        San Francisco, California 94111

                        CALCULATION OF REGISTRATION FEE
================================================================================

 Title of Securities       Amount           Proposed          Proposed Maximum
        to be               to be        Maximum Offering    Aggregate Offering      Amount of
    Registered           Registered      Price Per share*          Price*         Registration Fee
--------------------------------------------------------------------------------------------------
  Common Stock            400,000 shares    $    7.88             $3,152,000.00      $832.13

================================================================================

* Estimated on the basis of $ 7.88, the average of the high and low prices of shares on June 7, 2000 on the NASDAQ National Market System on June 7, 2000.

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents are incorporated by reference in this registration statement:

     (i) The latest annual report of West Marine, Inc. (the "Company") filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (ii) All reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company's latest annual report; and

     (iii) The description of the Company's common stock set forth in the Company's Registration Statement on Form 8-A relating thereto, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company after the date of this registration statement pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment (that indicates all securities offered have been sold or deregisters all securities then remaining unsold), shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES

     Inapplicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

     Inapplicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") authorizes a Delaware corporation to indemnify officers, directors, employees and agents of the corporation, in connection with actual or threatened actions, suits or proceedings provided that such officer, director, employee or agent acted in good faith and in a manner such officer reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. This authority is sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

     The Company's Certificate of Incorporation provides for indemnification of its officers and directors to the fullest extent permitted by Delaware Law. The Company has also entered into separate indemnification agreements with each of the directors and executive officers, whereby the Company agrees, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers, to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance if available at reasonable terms.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

     Inapplicable.

ITEM 8.   EXHIBITS

5.1  Opinion of Orrick, Herrington & Sutcliffe LLP.

23.1 Consent of Deloitte & Touche LLP.

23.2 Consent of Orrick, Herrington & Sutcliffe is included in Exhibit 5.1.

24.1 Power of Attorney (included on signature page)

99.1 West Marine, Inc. Associates Stock Buying Plan, as amended (incorporated by reference to Appendix A of the Registrant's Proxy Statement, filed on March 31, 2000 (Commission File No. 000-22512)).

ITEM 9.   UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of the Plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  Signatures

THE REGISTRANT

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Watsonville, State of California on the 2nd day of June, 2000.

                                        WEST MARINE, INC.
                                         (Registrant)

                                           /s/ John Edmondson
                                        ---------------------------------------
                                                   John Edmondson
                                        President and Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Russell Solt and Randolph K. Repass his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                 Title                            Date
               ---------                                 -----                            ----
Principal Executive Officer:

/s/ John Edmondson                       President and Chief Executive               June 2, 2000
-----------------------------------      Officer
     John Edmondson

Principal Financial Officer and
Accounting Officer:

/s/ Russell Solt
-----------------------------------      Senior Vice President and                   June 2, 2000
     Russell Solt                        Chief Financial Officer

Directors:

/s/ Randolph K. Repass                        Director                     June 8, 2000
--------------------------
  Randolph K. Repass


/s/ John Edmonson                             Director                     June 2, 2000
---------------------------
  John Edmonson


/s/ Geoffrey A. Eisenberg                     Director                     June 2, 2000
---------------------------
  Geoffrey A. Eisenberg


/s/ Richad E. Everett                         Director                     June 6, 2000
---------------------------
  Richard E. Everett


/s/ James P. Curley                          Director                      June 5, 2000
---------------------------
  James P. Curley


/s/ David McComas                            Director                      June 2, 2000
---------------------------
  David McComas


/s/ Walter Scott                             Director                      June 3, 2000
---------------------------
  Walter Scott


/s/ Henry Wendt                              Director                      June 2, 2000
---------------------------
  Henry Wendt

A majority of the members of the Board of Directors.

                                 EXHIBIT INDEX

5.1       Opinion of Orrick, Herrington & Sutcliffe LLP.

23.1      Consent of Deloitte & Touche LLP.

23.2      Consent of Orrick, Herrington & Sutcliffe is included in Exhibit 5.1.

24.1      Power of Attorney (included on signature page)

99.1 West Marine, Inc. Associates Stock Buying Plan, as amended (incorporated by reference to Appendix A of the Registrant's Proxy Statement, filed on March 31, 2000 (Commission File No. 000-22512)).